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                                                                    EXHIBIT 24.1


                                 LETTERHEAD OF
                           DIXON, ODOM & CO., L.L.P.



                        CONSENT OF INDEPENDENT AUDITORS



To the Board of Directors                     To the Board of Directors
Home Savings, SSB                             Century Bancorp, Inc.
Thomasville, North Carolina                   Thomasville, North Carolina


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ Dixon, Odom & Co., L.L.P.

High Point, North Carolina
July 18, 1996